UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 7, 2013, Navistar International Corporation, a Delaware corporation, (the “Company”) announced that Lewis B. Campbell will step down from his positions as Executive Chairman and Interim Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company and all other offices, directorships and other positions with subsidiaries or affiliates of the Company, effective April 15, 2013.

On March 5, 2013, the Board appointed Troy A. Clarke: (1) to the position of President and Chief Executive Officer (“CEO”) of the Company, and (2) as a member of the Board to fill the vacancy created by the resignation of Mr. Campbell, both effective April 15, 2013 and upon the resignation of Mr. Campbell. Mr. Clarke will serve as a Class III director, with a term expiring at the Company’s 2014 annual stockholder meeting. Mr. Clarke and the Company are currently in the process of negotiating the terms of an employment agreement.

Troy A. Clarke, age 57, is being promoted from his current position of President and Chief Operating Officer (“COO”) of the Company. Prior to his appointment as President and Chief Operating Officer, Mr. Clarke served as the President of the Truck and Engine Group of Navistar, Inc. from June to August 2012, President of Asia-Pacific Operations of Navistar, Inc. from 2011 to 2012, and as Senior Vice President of Strategic Initiatives of Navistar, Inc. from 2010 to 2011. Prior to joining Navistar, Inc., Mr. Clarke held various positions at General Motors, including President of General Motors North America from 2006 to 2009 and President of General Motors Asia Pacific from 2003 to 2006. Mr. Clarke has served on the board of directors of Fuel Systems Solutions, Inc. since December 2011. Mr. Clarke is a demonstrated leader with keen business understanding. During his tenure as President and COO, Mr. Clarke has been instrumental in guiding the Company through its current business initiatives. As a result of his professional experience and his knowledge of the Company and its operations, Mr. Clarke strengthens the Board’s collective knowledge, capabilities and experience.

Mr. Clarke has not been appointed to any committees of the Board at this time. There are no arrangements or understandings between Mr. Clarke and any other person pursuant to which Mr. Clarke was appointed as a director and an officer of the Company. Mr. Clarke is not related to any other director or executive officer of the Company. Because he is an executive officer of the Company, Mr. Clarke will not receive any separate compensation for his services as director.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 7, 2013, announcing Navistar Names Troy Clarke Chief Executive Officer.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

	By:	/S/ ANDREW J. CEDEROTH
	Name:	Andrew J. Cederoth
	Title:	Executive Vice President and Chief Financial Officer

Dated: March 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 7, 2013, announcing Navistar Names Troy Clarke Chief Executive Officer.